Exhibit 3.1

                           THIRD AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                               HOLLYWOOD.COM, INC.
                               -------------------
                             (a Florida corporation)

         Pursuant to Sections 607.1003, 607.1006 and 607.1007 of the Florida Business Corporation Act (the "FBCA"), the Articles of Incorporation of HOLLYWOOD.COM, INC., a corporation organized and existing under the laws of the State of Florida, the Second Amended and Restated Articles of Incorporation of which were filed with the Department of State of the State of Florida on December 22, 1999, are hereby amended and restated in their entirety as follows:

                                    ARTICLE I
                                      Name
                                      ----

       The name of the corporation is HOLLYWOOD MEDIA CORP. (the"Corporation").
                                                                 -----------
                                   ARTICLE II
                                Principal Office
                                ----------------

         The address of the principal office and the mailing address of the Corporation is 2255 Glades Road, Suite 237 West, Boca Raton, Florida 33431, or in any other city in the State of Florida designated by the Board of Directors of the Corporation (the "Board of Directors") from time to time.

                                   ARTICLE III
                                   Capital Stock
                                   -------------

         The total number of shares of stock which the Corporation shall have the authority to issue is one hundred and one million (101,000,000) shares, consisting of (1) one hundred million (100,000,000) shares of common stock, par value $0.01 per share (the "Common Stock") and (2) one million (1,000,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

         The designation and the preferences, limitations and relative rights of the Common Stock and the Preferred Stock of the Corporation are as follows:

A.       Provisions Relating to the Common Stock.
        ----------------------------------------

         1.       Voting Rights.
                  -------------


                  (a) Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as provided in Section B of this
                           Article III, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.



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                  (b)      The holders of the Common Stock shall be entitled to
                           one vote per share on all matters submitted to a vote of shareholders, including, without limitation, the election of directors.

         2. Dividends. Except as otherwise provided by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as provided in Section B of this Article III, the holders of the Common Stock shall be entitled to receive when, as and if provided by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

         3. Liquidating Distributions.Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after payment or provision for payment of the debts and other liabilities of the Corporation, and except as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as provided in Section B of this Article III, the remaining assets of the Corporation shall be distributed pro-rata to the holders of the Common Stock.

B.       Provisions Relating to the Preferred Stock
         ------------------------------------------

         1. General. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations, powers, preferences, rights, qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors as hereinafter prescribed.

         2. Preferences. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                  (a) whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

                  (b) the number of shares to constitute the class or series and the designation thereof;

                  (c) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

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                  (d)      whether or not the shares of any class or series
                           shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                  (e) whether or not the shares of a class or series shall be subject to the operation of retirement of sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                  (f) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                  (g) the preferences, if any, and the amounts thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                  (h) whether or not the shares or any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                  (i) such other special rights and protective provisions with respect to any class or series as the Board of Directors may deem advisable.

         The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series unissued shares of the Preferred Stock designated for such class or series and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

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                                   ARTICLE IV
                                    Directors
                                    ---------

         The Board of Directors of the Corporation shall consist of at least one Director, with the exact number of Directors to be fixed from time to time in the manner provided in the Company's Bylaws.

                                    ARTICLE V
                     Registered Office and Registered Agent
                     --------------------------------------

         The street address of the Corporation's registered office in the State of Florida is 2255 Glades Road, Suite 237 West, Boca Raton, Florida 33431, and the name of its registered agent at such address, whose Consent to Appointment as Registered Agent accompanies these Third Amended and Restated Articles of Incorporation, is Mitchell Rubenstein.

                                   ARTICLE VI
                                 Indemnification
                                 ---------------

         This Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law either now or hereafter.

         Such amendment and restatement of the Second Amended and Restated Articles of Incorporation has been duly authorized and directed by all of the members of the Board of Directors of the Corporation at a duly called special meeting of Board of Directors held by telephone conference call at 10:00 am EST on November 3, 2000, and at the Corporation's Annual Meeting of the Shareholders of the Corporation, held on December 15, 2000, which shareholders' consent was sufficient for the approval of the amendment and restatement. Such amendment and restatement of the Second Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation of the Corporation and all amendments and restatements thereto.

         IN WITNESS WHEREOF, the undersigned, for the purpose of amending and restating the Corporation's Articles of Incorporation pursuant to the laws of the State of Florida, has executed these Third Amended and Restated Articles of Incorporation as of the 15th day of December, 2000.



                                                HOLLYWOOD.COM, INC.


                                                By:  /s/ Laurie S. Silvers
                                                     -----------------------
                                                         Laurie S. Silvers,
                                                         President

                   CONSENT TO APPOINTMENT AS REGISTERED AGENT

                                       OF

                               HOLLYWOOD.COM, INC.
                               -------------------

         The undersigned, Mitchell Rubenstein, whose business address is 2255 Glades Road, Suite 237W, Boca Raton, Florida 33431, hereby accepts appointment as the registered agent of HOLLYWOOD.COM, INC., a Florida corporation, and accepts the obligations provided for in Section 607.0505, Florida Statutes.


                                                 /s/ Mitchell Rubenstein
                                                 -----------------------
                                                 MITCHELL RUBENSTEIN
                                                 Registered Agent

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                                   CERTIFICATE
                                     OF THE
                                  PRESIDENT OF
                               HOLLYWOOD.COM, INC.
                                  REGARDING THE
                           THIRD AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

         The undersigned, hereby certifies on behalf of Hollywood.com, Inc., a Florida corporation (the "Corporation"), pursuant to and in accordance with
Section 607.1007(4) of the Florida Business Corporation Act, for the purpose of filing its Third Amended and Restated Articles of Incorporation with the Department of State of the State of Florida, as follows:

         1.       The name of the Corporation is Hollywood.com, Inc.

         2. The Corporation's Third Amended and Restated Articles of Incorporation attached hereto contain amendments to the Corporation's Second Amended and Restated Articles of Incorporation that provide for the Corporation's name change to "Hollywood Media Corp." which amendment requires shareholder approval.

         3. In accordance with the provisions of the Florida Business Corporation Act, the amendments set forth in the Corporation's Third Amended and Restated Articles of Incorporation were duly adopted by (a) all of the members of the Board of Directors of the Corporation at a duly called special meeting of Board of Directors held by telephone conference call at 10:00 am EST on November 3, 2000 and (b) the holders of more than a majority of the Corporation's common stock, par value $.01 per share, which is the Corporation's only outstanding class of voting capital stock, at a duly convened meeting of the shareholders of the Corporation held on December 15, 2000. The number of votes cast were sufficient for approval and adoption of the Third Amended and Restated Articles of Incorporation.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of December 15, 2000.

                                             HOLLYWOOD.COM, INC.



                                             By:  /s/ Laurie S. Silvers
                                                  ---------------------
                                                  Name:    Laurie S. Silvers
                                                  Title:   President